Exhibit 3.2

BYLAWS

OF

UNITED-GUARDIAN, INC.

ARTICLE I

Organization & Offices

Section 1.        United-Guardian, Inc. (hereinafter “Company”), a corporation organized under the General Corporation Law of the State of Delaware, has been organized for the purpose of engaging in any activity for which corporations may be formed under the General Corporation Law of the State of Delaware. The fiscal year of the Company shall be January 1 through December 31 of each year, unless otherwise changed and fixed by resolution of the Board of Directors.

Section 2.        The registered office of shall be in the City of Wilmington, County of New Castle, State of Delaware. The Company may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require. The records and documents required by law to be kept by the Company shall be kept at the Company’s principal place of business (“principal office”), which at the time of the adoption of these bylaws is at 230 Marcus Blvd., Hauppauge, New York 11788.

ARTICLE II

Meetings of Stockholders

Section 1.        Annual Meeting. An annual meeting of the stockholders shall be held on such date as may be determined by the Board of Directors. At each annual meeting the stockholders shall (a) elect directors to hold office for a one-year term and, if replaced at the end of that term, to serve until his or her successor shall be elected and qualify; and (b) transact such other business as may properly be brought before the meeting. All annual meetings of the stockholders shall be held at the principal office of the Company or at such other place within or without the State of Delaware as the directors shall determine.

Section 2.         Special Meeting. A special meeting of the stockholders may be called by the President of the Company, the Board of Directors, or by such other officers or persons as the Board of Directors may designate. Special meetings of the stockholders may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but will instead be held solely by means of remote communication as provided under Section 211 of the Delaware General Company Law.

Section 3.        Meetings of stockholders shall be presided over by the President, or in his absence the Executive Vice President. In the absence of both the President and Executive Vice President the Board of Directors will choose a Director to preside over the meeting. The Secretary shall act as the secretary of the meeting.

Section 4.        Notices of stockholders’ meetings shall be in writing and signed by the President, Executive Vice-President, or Secretary or by such other person or persons as the directors shall designate. Such notices shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting, and shall state the purpose or purposes for which the meeting is called, the time and the place, which maybe within or without this State, and the means, if any, of remote communications by which stockholders may be deemed to be present and vote at such meeting.

For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be less than ten (10) nor more than sixty (60) days before the date of such meeting. A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

A copy of the notice of a meeting shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the Company and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. If electronically transmitted, notice is deemed given when transmitted and directed to a facsimile number or electronic mail address at which the stockholder has consented to receive notice. An affidavit of the secretary or of the transfer agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 5.        Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such meeting.

Section 6.        The holders of a majority of the stock, issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7.        When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 8.        Each stockholder of record of the Company shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the Company. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

Section 9.        At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election, who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting. No proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

Section 10.        Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

Section 11.        For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining the stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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Section 12.         Voting List. The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (i) by a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Except as otherwise provided by law, such list shall be the only evidence as to the identity of stockholders entitled to examine the list of stockholders required by this section or to vote in person or by proxy at any meeting of the stockholders. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list.

Section 13.        Ratification of acts of directors and officers. Except as otherwise provided by law or by the Certificate of Incorporation of the Company, any action taken by the officers or directors of the Company without a meeting may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of stockholders, or by the written consent of stockholders in lieu of a meeting.

Section 14.        Inspectors of Elections. If required by the Delaware General Corporation Law the Board of Directors shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents, or representatives of the Corporation, to act at the meeting and make a written report thereof.

ARTICLE III

Directors

Section 1.        The business of the Company shall be managed by its Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. Each director shall perform his duties as director in good faith, in the manner such director believes to be in the best interests of the Company, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

Section 2.        The Board of directors shall consist of between three and eleven directors. The number of directors may from time to time be increased or decreased to not less than one nor more than fifteen by action of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders and shall hold office for a one-year term or until his or her successor is elected and qualified. Directors need not be stockholders.

Section 3.        Vacancies in the Board of Directors including those caused by an increase in the number of Directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. The holders of a majority of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written statement filed with the secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously and the vacancies on the Board of Directors resulting therefrom shall be filled only by the stockholders.

Section 4.        A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

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Section 5.        The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

Section 6.        No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

ARTICLE IV

Meetings of the Board of Directors

Section 1.        Regular meetings of the Board of Directors shall be held at any place within or without the State that has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the principal office of the Company. Special meetings of the Board may be held either at a place so designated or at the principal office.

Section 2.        The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 3.        Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 4.        Special meetings of the board of Directors may be called by the Chairman or the President or by at least one-third of the number of directors constituting the whole board. The person or persons authorized to call special meetings of the Board of Directors may fix any time, date or place, either within or without the State of Delaware, for holding any special meeting of the Board of Directors called by them. Notice of any special meeting of the Board of Directors shall be given, orally or in writing, by the person or persons calling the meeting to all directors at least (5) days previous thereto. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with first-class postage thereon prepaid. If sent by any other means (including facsimile, courier, electronic mail or express mail, etc.), such notice shall be deemed to be delivered when actually delivered to the home or business address, electronic address or facsimile number of the director.

Section 5.        Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.

Section 6.        The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 7.        A majority of the directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law, or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in regular meeting.

Section 8.        A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Section 9.        Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing. Without limiting the manner by which consent may be given, members of the Board of Directors may consent by delivery of an electronic transmission when such transmission is directed to a facsimile number or electronic mail address at which the Company has consented to receive such electronic transmissions, and copies of the electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

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Section 10.        Telephone Participation. Members of the Board of Directors, or any committee designated by such board, may participate in a meeting of the Board of Directors, or committee thereof, by means of conference telephone or similar communications equipment as long as all persons participating in the meeting can speak with and hear each other, and participation by a director pursuant to this Section shall be equivalent to being present at such meeting.

ARTICLE V

Committees of Directors

Section 1.        The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of two or more of the directors of the Company which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Company and may have power to authorize the seal of the Company to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

Section 2.        The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 3.        Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

ARTICLE VI

Compensation of Directors

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefore.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE VII

Notices

Section 1.        Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Company. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by means of electronic communication, including email.

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Section 2.        Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 3.        Whenever any notice whatever is required to be given under the provisions of the Delaware statutes, the Articles of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VIII

Officers

Section 1.        The officers of the Company shall be chosen by the Board of Directors and shall include, but not be limited to, a President, a Secretary and a Treasurer, none of whom need to be directors. Any person may hold two or more offices. The Board of Directors may also appoint an Executive Vice President and additional Vice Presidents. Each officer shall hold office until his successor has been duly elected and qualified, or until his earlier death or resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person(s) so removed. The salaries and compensation of all officers of the Company shall be fixed by the Board of Directors.

Section 2.        The President shall be the chief executive officer of the Company and shall have active management of the business of the Company. He shall execute on behalf of the Company all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the Company. The President shall also serve as the Chairman of the Board of Directors unless the Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose a different Board member to be Chairman of the Board. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 3.        The Executive Vice-President and any additional Vice Presidents shall act under the direction of the President. In the absence or disability of the President the Executive Vice President, or, if there is none, the senior Vice President, shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate the order of seniority of the Vice-Presidents, in which case the duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

Section 4.        The Secretary shall act under the direction of the President. He or she shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.

Section 5.        The Treasurer shall act under the direction of the President. Subject to the direction of the President he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Company as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Company.

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Section 6.        Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise shall be filled by the Board of Directors.

ARTICLE IX

Certificates of Stock

Section 1.        Every stockholder shall be entitled to have a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company, certifying the number of shares owned by him in the Company. If the Company shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such stock.

Section 2.        If a certificate is signed (a) by a transfer agent other than the Company or its employees or (b) by a registrar other than the Company or its employees, the signatures of the officers of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the Company, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 3.        The Company may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost or destroyed.

Section 4.        Upon surrender to the Company or the transfer agent of the Company of a certificate for share duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company, if it is satisfied that all provisions of the laws and regulations applicable to the Company regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.        The Board of Directors may fix in advance a date not less than ten (10) days nor more than (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

Section 6.        The Company shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the Company shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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ARTICLE X

Dividends

The Board of Directors may, from time to time, at any regular or special meeting, declare dividends from earned surplus upon its outstanding shares subject to the restrictions, if any, contained in the Articles of Incorporation. Dividends may be paid in cash, in property or in shares of the capital stock,

ARTICLE XI

General Provisions

Section 1.        All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 2.        The Company may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the Company and the words "Corporate Seal" and "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XII

Indemnification

Section 1.        Right to Indemnification of Directors and Officers. The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person is or was a director or officer, or non-officer employee of the Company, against all liability and loss suffered, and expenses (including attorneys’ fees) reasonably incurred, by such Covered Person in such proceeding. Notwithstanding the preceding sentence, except as otherwise provided in these Bylaws, the Company shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in advance by the Board of Directors.

Section 2.        Payment of Expenses of Directors and Officers. The Company shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article XI or otherwise.

Section 3.        The Board of Directors, to the full extent permitted by applicable law as it presently exists or may hereafter be amended from time to time, may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person.

Section 4.        Indemnification of Employees and Agents. The Company may, at its option, indemnify and advance expenses to any employee against all liability and loss suffered, and expenses (including attorney’s fees) reasonably incurred by such person, in connection actions on behalf of the Company that were within the scope of his authority. The ultimate determination of entitlement to indemnification of persons who are nondirector or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion.

Section 5.         The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware.

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ARTICLE XIII

Amendments

Section 1.        The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

Section 2.        The Board of Directors, by a majority vote of the whole Board at any meeting, may amend these bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.

NOTE: Any reference to "he", "him", or "his", or other masculine terms, shall also mean "she," "her" or "hers," and shall include male and female persons. Any reference to a singular term includes the plural.

APPROVED AND ADOPTED on the 18th day of March, 2020.

/s/ Andrea J. Young
Secretary

CERTIFICATE OF SECRETARY

I hereby certify that I am the Secretary of Company Name, and that the foregoing Bylaws, consisting of 9 pages, constitute the code of Bylaws of the Company, as duly adopted at a regular meeting of the Board of Directors of the Company held March 18, 2020.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 10th day of April, 2020.

/s/ Andrea J. Young
Secretary

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